EXHIBIT 10.5

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made effective as of May 11, 2010, to the Employment Agreement dated July 24, 2009 (the “Employment Agreement”), between State Bank and Trust Company, a banking corporation organized under the laws of the State of Georgia (the “Bank”), and Joseph W. Evans, a resident of the State of Georgia (the “Employee”).

WHEREAS, Employee and the Bank entered into the Employment Agreement which provides for the terms and conditions of the Bank’s employment of Employee;

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and additional guidance issued thereunder, requires that in order to avoid taxation and penalties to the Employee, any deferred compensation paid by the Bank to the Employee must comply with the requirements of Section 409A in form and operation at all times on and after January 1, 2005; and

WHEREAS, the Bank has administered the Employment Agreement in good faith compliance with Section 409A and now wishes to memorialize its compliance in the form of an amendment to the Employment Agreement.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the Bank and Employee hereby agree as follows:

1.             Section 3.3.3 of the Employment Agreement is hereby amended by inserting the following language to the end of Section 3.3.3:

“Notwithstanding the provisions in this Section 3.3.3, the Bank and the Employee shall take all steps necessary (including with regard to any post-termination services by the Employee) to ensure that any termination described in Section 3 constitutes a “separation from service” within the meaning of Section 409A of the Code.”

2.             The Employment Agreement is hereby amended to add a new Section 3.3.4:

“This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of the Code and any regulations and U.S. Department of Treasury guidance promulgated thereunder.  If any provision of this Agreement does not satisfy the requirements of Section 409A of the Code, such provision shall nevertheless be applied in a manner consistent with those requirements. If any provision of this Agreement would subject Employee to additional tax or interest under Section 409A(a)(1) of the Code, the Bank shall reform the provision, and the Bank and Employee agree that they will execute any and all amendments to this Agreement as they mutually agree in good faith may be necessary to ensure compliance with Section 409A of the Code.  Notwithstanding any other provision in this Agreement, if Employee is determined by the Bank, as of the date of termination of employment with the Bank, to be a “specified employee,” as such term is defined in Section 409A(a)(2)(B)(i) of the Code, and if any benefits paid to Employee hereunder would be considered deferred compensation under

Section 409A of the Code, and finally if an exemption from the six month delay requirement of Section 409A(a)(2)(B)(i) of the Code is not available, then all severance payments and other payments, other than as a result of death, that would normally be paid within six months from the date of termination of employment shall be paid on the first day of the seventh month following termination of employment.”

3.             Terms defined in the Employment Agreement shall have the same meaning herein unless otherwise defined herein or unless the context clearly requires otherwise.

4.             Except as expressly amended hereby, all terms, provisions, conditions and covenants contained in the Employment Agreement are not modified by this Amendment and continue in full force and effect as originally written.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

“BANK”

STATE BANK AND TRUST COMPANY

/s/ J. Daniel Speight
		Name:	J. Daniel Speight
		Title:	Vice Chairman, Chief Financial Officer and Chief Operating Officer

ATTEST:

/s/ Kim M Childers
Name:	Kim M. Childers
Title:	President and Chief Credit Officer

“EMPLOYEE”

/s/ Joseph W. Evans
		Name:	Joseph W. Evans